UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 4, 2026

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

811 Louisiana, Suite 1200, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	GEL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K, on February 18, 2026, Genesis Energy, L.P. (“Genesis”), Genesis Energy Finance Corporation (together with Genesis, the “Issuers”) and certain subsidiary guarantors of Genesis entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as representative of the group of underwriters named in the Underwriting Agreement, pursuant to which the Issuers agreed to sell $750 million in aggregate principal amount of 6.750% senior notes due 2034 (the “Notes”), guaranteed by certain subsidiary guarantors of Genesis (the “Guarantees” and, together with the Notes, the “Securities”). Genesis intends to use the net proceeds from the offering (i) to purchase or redeem any and all of the outstanding aggregate principal amount of our 7.75% senior notes due 2028 (the “2028 Notes”) and (ii) for general partnership purposes, including repaying a portion of the revolving borrowings outstanding under our senior secured credit facility. The offering closed on March 4, 2026.

The terms of the Securities are governed by an Indenture (the “Base Indenture”) among the Issuers, the subsidiary guarantors party thereto, and the Trustee (as defined below), dated as of May 21, 2015, as supplemented by the Twenty-Fourth Supplemental Indenture thereto (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of March 4, 2026, among the Issuers, the subsidiary guarantors party thereto, and Regions Bank, as trustee (together with, as to any time prior to September 30, 2020, U.S. Bank National Association, as predecessor trustee, each, in such capacity, the “Trustee”). The Notes are senior unsecured obligations of the Issuers and rank equal in right of payment with all of Genesis’ other existing and future senior unsecured indebtedness, including the 2028 Notes, $600.0 million aggregate principal amount of the Issuers’ 8.250% senior notes due 2029, $500.0 million aggregate principal amount of the Issuers’ 8.875% senior notes due 2030, $700.0 million aggregate principal amount of the Issuers’ 7.875% senior notes due 2032 and $600.0 million aggregate principal amount of the Issuers’ 8.000% senior notes due 2033. The Guarantees are senior unsecured obligations of the subsidiary guarantors and rank equal in right of payment with the existing and future senior unsecured indebtedness of the subsidiary guarantors. Interest on the Notes will accrue at a rate of 6.750% per year and is payable on March 15 and September 15 of each year, beginning on September 15, 2026. The Notes will mature on May 15, 2034. The terms of the Notes are further described in the Prospectus Supplement dated February 18, 2026, relating to the Securities, filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

This summary of the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the full text of the Base Indenture, a copy of which is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference, and the Supplemental Indenture, including the form of the Notes, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 8.01	Other Events.

Genesis is filing exhibits 4.1, 4.2, 5.1, 5.2, 5.3, 23.1, 23.2 and 23.3 in Item 9.01 of this Current Report on Form 8-K in connection with the offering of the Securities. The Securities have been registered under the Securities Act of 1933, as amended, pursuant to Genesis’ effective Registration Statement on Form S-3 (Registration No. 333-278743), as supplemented by the Prospectus Supplement dated February 18, 2026, relating to the offering of the Securities, filed with the SEC pursuant to Rule 424(b) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

4.1	Indenture, dated as of May 21, 2015, among Genesis Energy, L.P., Genesis Energy Finance Corporation, the subsidiary guarantors named therein and the Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed on May 21, 2015, File No. 001-12295).

4.2	Twenty-Fourth Supplemental Indenture, dated as of March 4, 2026, among Genesis Energy, L.P., Genesis Energy Finance Corporation, the subsidiary guarantors named therein and the Trustee.

5.1	Opinion of Paul Hastings LLP regarding the legality of the specified Securities.

5.2	Opinion of Liskow & Lewis, A Professional Law Corporation, concerning certain matters of Louisiana law.

5.3	Opinion of Bradley Arant Boult Cummings LLP, concerning certain matters of Alabama law.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

23.2	Consent of Liskow & Lewis, A Professional Law Corporation (included in Exhibit 5.2).

23.3	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.3).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: March 4, 2026	By:	/s/ Kristen O. Jesulaitis
Kristen O. Jesulaitis Chief Financial Officer and Chief Legal Officer